CALIFORNIA TAX FREE PORTFOLIO

                          AMENDMENT TO DECLARATION OF TRUST

                                    June 13, 1994

     The undersigned,  being a majority  of the Trustees  of the California  Tax
     Free Portfolio, acting pursuant to Section 10.4 of ARTICLE X of the Declaration of Trust, do hereby change and amend the seventh paragraph of
     Section 1.2 of ARTICLE I of the Declaration of Trust to read as follows:

     "Fiscal Year" shall mean an annual period determined by the Trustee which ends on September 30th of each year or on such other day as is permitted or required by the code.

     Further, the undersigned do hereby declare and find that the foregoing change and amendment is necessary and appropriate and does not have a materially adverse effect on the financial interest of the Holders of the Portfolio. Said Amendment shall take effect on the date set forth above.


     /s/ Donald R. Dwight              /s/ Norton H. Reamer
     ____________________________      _________________________________
     Donald R. Dwight                  Norton H. Reamer


     /s/ James B. Hawkes               /s/ John L. Thorndike
     ____________________________      ________________________________
     James B. Hawkes                   John L. Thorndike


     /s/ Samuel L. Hayes, III          /s/ Jack L. Treynor
     ____________________________      ________________________________
     Samuel L. Hayes, III              Jack L. Treynor



                          THE COMMONWEALTH OF MASSACHUSETTS

     SUFFOLK, SS.                                          BOSTON, MASSACHUSETTS

              Then personally  appeared the above named  Donald R. Dwight, James
     B. Hawkes, Samuel L. Hayes, III, Norton H. Reamer, John L. Thorndike and Jack L. Treynor being all of the Trustees then in office, who severally acknowledged the foregoing instrument to be their free act and deed.

                                                Before me,

                                                /s/ Lynne M. Hetu
                                                ___________________________
                                                Notary Public
                                                My commission expires:
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